Exhibit 99(a)


[PITTSTON LOGO]                    				The Pittston Company
                                       1000 Virginia Center Parkway
PRESS RELEASE				                     	P. O. Box 4229
                                       Glen Allen, VA 23058-4229
                                       Tel 804.553.3600
                                       Fax 804.553.3760

Contact:			                         			IMMEDIATE RELEASE
Investor Relations
804.553.3708


          Thomas W. Garges, Jr. Elected President and
        Chief Executive Officer of Pittston Coal Company

	Richmond, VA - January 4, 1999 - Michael T. Dan, Chairman and Chief Executive Officer of The Pittston Company, announced the election of Thomas
W. Garges, Jr. as President and Chief Executive Officer of Pittston Coal Company effective today. Mr. Garges will also have overall responsibility for all of the companies comprising Pittston Minerals Group.

 Regarding Mr. Garges' election, Mr. Dan commented, "Tom Garges brings more than thirty years of professional coal mining experience to Pittston. We are very fortunate to have a person of Tom's stature in the coal industry heading Pittston Minerals Group. We have the confidence that Tom will lead Pittston Minerals successfully, and we fully expect the Group will benefit greatly from his leadership and industry knowledge".

	Mr. Garges rejoins Pittston after having served as President and Chief Executive Officer of Rochester and Pittsburgh Coal Company. From 1971 to
1986 Mr. Garges served in several coal executive and operations positions within Pittston, including Executive Vice President - Operations for Pittston Coal and President of Pittston Coal's Pyxis operations in Virginia.

	Mr. Garges, 59, holds a BSEM degree from West Virginia University and is a Registered Professional Engineer. He will be based at Pittston Coal
Company's headquarters in Lebanon, Virginia and will relocate his family to Southwestern Virginia.

                            * * * * * * * * *

Pittston Minerals Group Common Stock (NYSE-PZM), Pittston Brink's Group
Common Stock (NYSE-PZB) and Pittston BAX Group Common Stock (NYSE-PZX) represent the three classes of common stock of The Pittston Company, a diversified company with interests in mining and minerals exploration through Pittston Coal Company and Pittston Mineral Ventures (Pittston Minerals
Group), security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group) and global freight transportation and logistics management services through BAX Global Inc. (Pittston BAX Group).